Exhibit 8.1

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center 90 S. Seventh Street Minneapolis, Minnesota 55402
+1 612 766 7000 main
+1 612 766 1600 fax

January 30, 2026

Black Hills Corporation

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

Ladies and Gentlemen,

We have acted as counsel to Black Hills Corporation, a Delaware corporation (“Parent”), in connection with that certain Agreement and Plan of Merger, dated as of August 18, 2025 (the “Agreement”), by and among Parent, River Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and NorthWestern Energy Group, Inc., a Delaware Corporation (the “Company”). Pursuant to the Agreement, Merger Sub will be merged with and into the Company, with the Company surviving as a direct wholly owned subsidiary of Parent (the “Merger”) according to the terms and conditions set forth in the Agreement. The time at which the Merger becomes effective is hereafter referred to as the “Effective Time.”

This opinion is being delivered in connection with the Registration Statement on Form S-4 (File No. 333-      ) filed by Parent on January 30, 2026 with the Securities and Exchange Commission (as amended and supplemented through the date hereof, the “Registration Statement”). All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings specified in the Agreement unless otherwise indicated.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K.

In rendering our opinions set forth below, we have reviewed originals or copies of the following documents, including all schedules and exhibits thereto:

(a)	The Agreement, including any amendments thereto;

(b)	A certificate of Parent and Merger Sub, signed by an authorized officer of each of Parent and Merger Sub, delivered to us by Parent and Merger Sub for purposes of this opinion describing certain factual circumstances;

(c)	A certificate of the Company, signed by an authorized officer of the Company, delivered to us by the Company for purposes of this opinion describing certain factual circumstances;

(d)	The Registration Statement; and

(e)	Such other documents, instruments, certificates and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

January 30, 2026

In rendering our opinion, we have assumed, without any independent investigation or verification, that all of the statements, representations, certifications and other information as to factual matters contained in the documents referred to above are true, correct, and complete in all respects and will remain true, correct, and complete in all respects through the Effective Time of the Merger and thereafter where relevant, and no actions have been taken or will be taken which are inconsistent with such factual statements, representations, certifications or other information or which make or will make any such factual statements, representations, certifications or other information untrue, incorrect or incomplete. Any inaccuracy with respect to factual matters contained in the documents referred to above or any incompleteness in our understanding of the facts could alter our opinions set forth below.

In addition, for purposes of rendering our opinion, we have relied upon the following assumptions, without any independent investigation or verification thereof:

(i)	All signatures on all documents reviewed by us, including electronic signatures, are genuine, all documents submitted to us as originals are authentic, true and correct, all documents submitted to us as copies are true and correct copies of the originals thereof, there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof, and each natural person signing any document reviewed by us had the legal capacity to do so;

(ii)	Any representation or statement made in any of the documents referred to above that is made “to the knowledge” or otherwise similarly qualified is true, complete and correct without such qualification, and all such statements and representations are true, complete and correct and will remain true, complete and correct through the Effective Time of the Merger and thereafter where relevant, in each case, without any qualification;

(iii)	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Agreement and the Registration Statement, and no covenants or conditions described therein and affecting this opinion will be waived or modified; and

(iv)	The Merger and the transactions contemplated in the Agreement will be effected in accordance with the terms thereof, and the Merger will be effective under the laws of the State of Delaware.

Based upon and subject to the foregoing and the additional assumptions, qualifications and exceptions set forth below and set forth in the Registration Statement:

(1)	We are of the opinion that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(2)	We confirm that the statements set forth in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences of the Merger” constitute our opinion as to the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined in the Registration Statement) of NorthWestern Common Stock as of the effective date of the Registration Statement.

This opinion letter is rendered only as of the date hereof, and we undertake no obligation to supplement, update or revise this opinion letter after the date hereof to reflect any changes (including changes that have retroactive effect) in applicable law or in the interpretation thereof, or of any changes in factual matters, arising subsequent to the date hereof or the impact of any information, document, certificate, record, statement, representation, covenant, agreement or assumption relied upon herein that becomes untrue, incorrect, or incomplete.

Our opinions set forth above are based upon the existing provisions of the Code, applicable U.S. Treasury Regulations promulgated or proposed under the Code, published administrative rulings and procedures, judicial decisions and other applicable authorities, all as in effect on the date hereof, which are subject to change (possibly with retroactive effect) or possibly before the Effective Time so as to affect the opinions stated herein.

Our opinions are limited to the specific U.S. federal income tax consequences of the Merger expressly set forth above. No opinion is expressed as to any transaction other than the Merger as described in the Agreement, including (i) any transaction undertaken in connection with the Merger and (ii) the Merger, if, to the extent relevant to our opinion, either all of the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties, and assumptions upon which we have relied are not true and accurate at all times. In addition, this opinion does not address any U.S. federal, estate, gift, state, local, foreign or other tax consequences that may result from the Merger, other than as expressly set forth herein.

2

January 30, 2026

No ruling has been or will be requested from the Internal Revenue Service (the “Service”) concerning the U.S. federal income tax consequences of the Merger. In reviewing this opinion, you should be aware that the opinions set forth above represent our conclusions regarding the application of existing U.S. federal income tax law to the Merger. Further, if the facts vary from those relied upon (including if any representation, covenant, warranty or assumption upon which we have relied is inaccurate, incomplete, breached or ineffective), or there is a change (including changes that have retroactive effect) in applicable law or in the interpretation thereof law before the Effective Time, our opinions contained herein could be inapplicable. You should be aware that an opinion of counsel represents only counsel’s best legal judgment and has no binding effect or official status of any kind, and that no assurance can be given that contrary positions may not be taken by the Service or that a court considering the issues would not hold otherwise.

This opinion is being delivered solely in connection with the Registration Statement. We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

Faegre Drinker Biddle & Reath LLP

3